COLORADO
Department of Revenue
Specialized Business Group—Marijuana

1707 Cole Blvd., Suite 300
Lakewood, CO 80401

April 30, 2021

HOLLISTER & BLACKSMITH INC
2611 Durango Drive
Colorado Springs, CO 80910

License Type: Optional Premises, License # 403-00070
License Type: Medical Marijuana Store, License # 402-00053
License Type: Medical Marijuana Products Manufacturer, License #404-00312

Dear HOLLISTER & BLACKSMITH INC,

The purpose of this correspondence is to inform you that the requested Change of Ownership application was approved by the Colorado Marijuana Enforcement Division (MED) on April 30, 2021, and local license was received at the MED office on April 23, 2021.
The new State license for the above-named business accompanies this letter. The Change of Ownership is effective immediately, as referenced by the issue date listed on the new license.

Sincerely,

Dominique Mendiola
Interim Division Director